RESOLUTION OF THE BOARD OF DIRECTORS
            ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.
                    TUESDAY, 14 SEPTEMBER 1999

Whereas, Entertainment Technologies & Programs, Inc., a Delaware corporation, Board of Directors by vote, agreed to issue "unregistered" and "restricted" shares of its common stock to the following as agreed:

NOW, THEREFORE, BE IS RESOLVED THAT:

The Company issue "unregistered" and "restricted" common shares of stock as follows for legal services provided to the Company. The listed shares are subject and approved for a "S-8" Registration Statement for legal services:

Martin R. Nathan, an individual         250,000
1980 Post Oak Blvd., Suite 1777
Houston, TX 77056
SSN: ###-##-####

Douglas M. Shepersky, an individual           50,000
401 West "A" Street #1710
San Diego, CA 92101
SSN: ###-##-####

Donald G. Johnson, Jr., an individual    50,000
847 9th St., #4
Santa Monica, CA 90403
SSN: ###-##-####

Leonard W. Burningham, an individual     50,000
455 East 5th South, #205
Salt Lake City, Utah 84111


Approved:

/s/ James D. Butcher, Chairman/CEO      Yes [X] No [] Abstain []
/s/ William M. Grasberger, Secretary    Yes [X] No [] Abstain []
/s/ Leonida L. Butcher, Director        Yes [X] No [] Abstain []
/s/ Mark Madamba, Director              Yes [X] No [] Abstain []
/s/ Jeffery Thornton, Director          Yes [X] No [] Abstain []
/s/ Douglas Miller, Director            Yes [X] No [] Abstain []
/s/ Gobind Sahney, Director             Yes []  No [] Abstain [X}